UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, Connecticut	06115-1900

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-3.1: AMENDED AND RESTATED BY-LAWS OF THE COMPANY
EX-10.1: 2005 INCENTIVE STOCK PLAN
EX-10.2: 2005 INCENTIVE STOCK PLAN FORMS OF INDIVIDUAL AWARD AGREEMENTS
EX-10.3: SUMMARY OF ANNUAL EXECUTIVE BONUS PROGRAM
EX-10.4: SUMMARY OF 2005-2006 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Item 1.01 Entry into a Material Definitive Agreement.

The Hartford 2005 Incentive Stock Plan

On February 17, 2005, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of The Hartford Financial Services Group, Inc. (the “Company”) approved The Hartford 2005 Incentive Stock Plan (the “2005 Stock Plan”), subject to approval by the Company’s shareholders. In accordance with the listing standards of the New York Stock Exchange, the shareholders of the Company approved the 2005 Stock Plan on May 18, 2005, at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). The 2005 Stock Plan provides for the issuance of a maximum of 7,000,000 shares of the Company’s Common Stock in connection with the grant of options and other stock-based or stock-denominated awards. A copy of the 2005 Stock Plan is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. Copies of the forms of individual award agreements to be used in connection with the 2005 Stock Plan are filed herewith as Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.

The 2005 Stock Plan is intended to supersede and replace The Hartford Incentive Stock Plan (the “2000 Stock Plan”) and The Hartford Restricted Stock Plan for Non-Employee Directors (the “Restricted Stock Plan”). To the extent that any awards under the 2000 Stock Plan or the Restricted Stock Plan are forfeited, terminated, expire unexercised or are settled in cash in lieu of stock, the shares subject to such awards (or the relevant portion thereof) shall be available for awards under the 2005 Stock Plan and such shares shall be added to the total number of shares available under the 2005 Stock Plan.

The following are some key highlights of the 2005 Stock Plan:

•	The Committee, or its delegate(s), will administer the 2005 Stock Plan.

•	The 2005 Stock Plan provides for the grant of incentive stock options (qualifying under Section 422 of the Internal Revenue Code) and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares, or any combination of the foregoing, as the Committee may determine.

•	The 2005 Stock Plan will have a ten-year term, subject to earlier termination by the Board of Directors.

•	All employees of the Company, its subsidiaries and affiliates whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company, its subsidiaries and affiliates (“Key Employees”) shall be eligible for award grants under the 2005 Stock Plan. The Company currently estimates that the number of Key Employees of the Company is approximately 2,000. In addition, non-employee directors of the Company shall be eligible for award grants under the 2005 Stock Plan.

•	Awards may be granted by the Committee in its discretion.

Annual Executive Bonus Program

In order to comply with the requirements of Section 162(m) of the Internal Revenue Code for the years 2005 through 2009, the Company’s shareholders approved certain designated material terms related to the Company’s annual executive bonus program (the “Bonus Program”) on May 18, 2005, at the Annual Meeting. The Bonus Program is intended to provide certain Company executives and key managers with incentive compensation based upon the achievement of pre-established performance goals and individual performance objectives. A summary of the material terms of the Bonus Program is filed herewith as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

The material terms of the Bonus Program will constitute the framework within which the Committee will set specific performance goals for Bonus Program awards for the Company’s five most highly compensated executive officers between the dates of the 2005 and 2010 Annual Meetings, and will therefore preserve the Company’s ability to obtain tax deductions for such compensation.

2005-2006 Compensation for Non-Employee Directors

On May 18, 2005, at the Annual Meeting, the Company’s shareholders elected the slate of eleven directors identified in the Company’s 2005 Proxy Statement to the Company’s Board of Directors. A summary of the Company’s non-employee director compensation pertaining to these directors for the 2005-2006 Board year is filed herewith as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2005, the Board of Directors of the Company amended the Company’s Bylaws to reflect the removal of the Finance Committee from the list of standing committees maintained by the Board of Directors.

A copy of the Bylaws, as amended, is filed herewith as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 24, 2005, the Company received a subpoena from the Connecticut Attorney General’s Office requesting information regarding the Company’s having been a party to any finite reinsurance transactions. The Company intends to cooperate fully with this subpoena.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
3.1	Amended and Restated By-laws of the Company, effective May 19, 2005

10.1	The Hartford 2005 Incentive Stock Plan

10.2	The Hartford 2005 Incentive Stock Plan Forms of Individual Award Agreements

10.3	Summary of Annual Executive Bonus Program

10.4	Summary of 2005-2006 Compensation for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Date: May 24, 2005	By:	/s/ Neal S. Wolin

Name: Neal S. Wolin
Title: Executive Vice President and General Counsel